As filed with the Securities and Exchange Commission on February 13, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KYTHERA Biopharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	03-0552903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

30930 Russell Ranch Road, Third Floor

Westlake Village, CA 91362

(818) 587-4500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan

KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan

(Full Title of the Plan)

Keith R. Leonard, Jr.

President and Chief Executive Officer

KYTHERA Biopharmaceuticals, Inc.

30930 Russell Ranch Road, Third Floor

Westlake Village, CA 91362

(818) 587-4500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Mark V. Roeder
Brian J. Cuneo

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-1008

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering	Aggregate	Amount of
to be Registered	Registered(1)(2)	Price Per Share(3)	Offering Price(3)	Registration Fee
Common Stock, par value $0.00001 per share	1,589,473 shares(4)	$38.41	$61,051,657.93	$7,094.21

(1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2015 Employee Stock Purchase Plan (the “ESPP”) or the 2012 Equity Incentive Award Plan (the “EIP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of common stock.

(2)          Includes rights to acquire common stock or preferred stock of the Registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan.

(3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the ESPP and the EIP are based on the average of the high and the low price of Registrant’s Common Stock as reported on The NASDAQ Global Select Market on February 10, 2015.

(4)          Represents 681,844 shares of the Registrant’s common stock issuable under the ESPP and 907,629 shares of the Registrant’s common stock issuable under the EIP.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

The contents of the Registration Statements on Form S-8, filed with the Securities and Exchange Commission on October 16, 2012 (File No. 333-184439), March 26, 2013 (File No. 333-187538) and March 21, 2014 (File No. 333-194735) are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, KYTHERA Biopharmaceuticals, Inc. is sometimes referred to as “Registrant,” “we,” “us” or “our.”

Item 3.   Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:

•                  Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 17, 2014, including the information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 17, 2014.

•                  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, filed with the SEC on May 8, 2014 (as amended on Form 10-Q/A on September 17, 2014), August 7, 2014 (as amended on Form 10-Q/A on September 17, 2014) and November 10, 2014, respectively.

•                  Our Current Reports on Form 8-K and Amended Current Reports on Form 8-K/A filed with the SEC on March 10, 2014, March 31, 2014, May 13, 2014, June 9, 2014, July 11, 2014, August 11, 2014, November 5, 2014, January 6, 2015, January 30, 2015 and February 11, 2015.

•                  The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on September 24, 2012, including any amendment or report filed with the SEC for the purpose of updating such description.

All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

Latham & Watkins LLP, counsel to the Registrant, and certain attorneys and investment funds affiliated with the firm collectively own 2,000 shares of Registrant’s common stock.

Item 6.   Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware, or the DGCL, empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and our amended and restated bylaws, filed as exhibits hereto, provide for the indemnification provisions described above and elsewhere herein. We have entered and expect to continue to enter into separate indemnification agreements with our directors and officers, which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.   Exhibits.

Reference is made to the Exhibit Index attached hereto.

Item 9.   Undertakings.

1.             The Registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.                                      The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 13th day of February, 2015.

KYTHERA BIOPHARMACEUTICALS, INC.

By:	/s/ KEITH R. LEONARD
Keith R. Leonard, Jr.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Keith R. Leonard, Jr. and John W. Smither, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Keith R. Leonard	Director, President and Chief Executive	February 9, 2015
Keith R. Leonard, Jr.	Officer (Principal Executive Officer)

/s/ John W. Smither	Chief Financial Officer (Principal Financial	February 10, 2015
John W. Smither	and Accounting Officer)

/s/ F. Michael Ball		February 11, 2015
F. Michael Ball	Director

/s/ Nathaniel David		February 10, 2015
Nathaniel David, Ph.D.	Director

/s/ Dennis Fenton		February 9, 2015
Dennis Fenton, Ph.D.	Director

/s/ François Kress		February 9, 2015
François Kress	Director

/s/ Hollings C. Renton, III		February 10, 2015
Hollings C. Renton, III	Director

/s/ Camille Samuels		February 10, 2015
Camille Samuels	Director

/s/ Joseph L. Turner		February 10, 2015
Joseph L. Turner	Director

Exhibit No.	Description of Exhibits

4.1	Seventh Amended and Restated Certificate of Incorporation of KYTHERA Biopharmaceuticals, Inc.(1)

4.2	Amended and Restated Bylaws of KYTHERA Biopharmaceuticals, Inc.(2)

4.3	Specimen Common Stock Certificate(3)

4.4	Note Agreement, dated March 7, 2014, by and between KYTHERA Biopharmaceuticals, Inc. and KYTHERA Holdings Ltd.(4)

4.5	Registration Rights Agreement, dated March 7, 2014, by and between KYTHERA Biopharmaceuticals, Inc. and Bayer Consumer Care AG.(5)

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in the signature page to this registration statement)

99.1	KYTHERA Biopharmaceuticals, Inc. 2015 Employee Stock Purchase Plan

99.2	KYTHERA Biopharmaceuticals, Inc. 2012 Equity Incentive Award Plan(6)

99.3	Form of Stock Option Grant Notice and Stock Option Agreement under the 2012 Equity Incentive Award Plan(7)

99.4	Form of Restricted Stock Award Agreement and Restricted Stock Unit Award Grant Notice under the 2012 Equity Incentive Award Plan(8)

(1)         Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(2)         Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on October 16, 2012 (File No. 001-35663), and incorporated by reference herein.

(3)         Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(4)         Previously filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2014, and incorporated by reference herein.

(5)         Previously filed as Exhibit 4.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on March 10, 2014, and incorporated by reference herein.

(6)         Previously filed as Exhibit 99.3 to the Registrant’s Registration Statement on Form S-8, originally filed with the SEC on October 16, 2012 (File No. 333-184439), and incorporated by reference herein.

(7)         Previously filed as Exhibit 10.11(b) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.

(8)         Previously filed as Exhibit 10.11(c) to the Registrant’s Registration Statement on Form S-1, as amended, originally filed with the SEC on May 17, 2012 (File No. 333-181476), and incorporated by reference herein.